UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): March 26, 2013

EPOCH HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 303-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Epoch Holding Corporation (“Epoch”) held a Special Meeting of Stockholders on March 26, 2013 (the “Special Meeting”). At the Special Meeting, Epoch’s stockholders:

•

Approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 6, 2012, by and between Epoch, The Toronto-Dominion Bank (“TD”), and Empire Merger Sub, Inc., a wholly-owned subsidiary of TD (“Merger Sub”), which provides for the merger of Merger Sub, with and into Epoch (the “Merger”), with Epoch continuing as the surviving corporation; and

•	On a non-binding, advisory basis, approved certain compensation that will or may become payable by Epoch to its named executive officers in connection with the consummation of the Merger.

In connection with the Special Meeting, Epoch also solicited proxies with respect to the adjournment of the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. Because there were sufficient votes from Epoch’s stockholders to approve the proposal to adopt the Merger Agreement, adjournment of the Special Meeting to solicit additional proxies was unnecessary, and the proposal to adjourn the Special Meeting was tabled.

Each proposal is described in detail in Epoch’s definitive proxy statement dated February 25, 2013 which was filed with the Securities and Exchange Commission on February 25, 2013, and first mailed to Epoch’s stockholders on or about February 25, 2013. Stockholders owning a total of 23,868,559 shares voted at the Special Meeting, representing approximately 84% of the shares of Epoch’s common stock outstanding as of the record date for the Special Meeting.

The final results of voting on each of the matters submitted to a vote of the stockholders during the Special Meeting are set forth below:

	For	Against	Abstentions
1) Approval of Merger Agreement	19,891,516	18,062	225,108
	For	Against	Abstentions
2) Approval of Merger-related compensation	16,990,526	1,435,602	1,708,558

Item 8.01.  Other Events.

On March 26, 2013, Epoch issued a press release announcing that its stockholders had approved the adoption of the Merger Agreement at the Special Meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Epoch Holding Corporation, dated March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPOCH HOLDING CORPORATION
(Registrant)

Date: March 26, 2013
	By:	/s/ Adam Borak
Name: Adam Borak
Title: Chief Financial Officer